Exhibit 99.1
News Release

Hi-Crush Partners LP Reports Fourth Quarter 2018 Updates and Updated Outlook

•	Volumes of 2.0 million tons sold in 4Q 2018 vs. 2.8 million tons in 3Q 2018

•	Second Kermit production facility construction completed on time and under budget; first volumes delivered

•	Executed new contracts with E&Ps for logistics services, in-basin and Northern White sand

•	Achieving further success in last mile development; completed field testing of new FB Atlas conveyor system

•	Board of Directors suspends the quarterly distribution based on current market conditions

HOUSTON, January 7, 2019 - Hi-Crush Partners LP (NYSE: HCLP), "Hi-Crush" or the "Partnership", today announced fourth quarter 2018 operational and financial updates and provided an updated outlook.

"Well completion activity slowed significantly in the fourth quarter, impacting sales volumes and pricing primarily of Northern White sand, and to a lesser extent in-basin sand," said Mr. Robert E. Rasmus, Chairman and Chief Executive Officer of Hi-Crush. "While sequential weakness was anticipated and well-documented across the industry, the level of weakness in completions was greater than previously expected. We are proactively analyzing our cost structure and we have made, and will continue to make, whatever decisions are necessary to navigate near-term challenges and best position Hi-Crush for the long-term."

Volume Update

For the fourth quarter of 2018, the Partnership reported sales volumes of 1,976,805 tons, compared to 2,775,360 tons sold in the third quarter of 2018, below the previously forecasted range of 2.3 to 2.5 million tons. Volumes sold during the fourth quarter of 2018 were negatively impacted by greater than expected weakness in completions activity and timing of customer demand, as well as typical seasonal slowdowns.

"Our overall volumes were impacted by the headwinds anticipated during the quarter," said Ms. Laura C. Fulton, Chief Financial Officer of Hi-Crush. "The reduction in completions activity, combined with the timing of work by our customers, resulted in lower than expected sales volumes. Sales volumes from the Kermit facility were strong, but volumes from our Northern White facilities faced greater than expected negative pressures. Our sales volumes improved during December as we advanced our strategy of selling more volumes to E&Ps, including the execution of additional contracts for Northern White sand and our PropStream® services."

Kermit Facility Development Update

The Partnership announced the completion in December of construction at its second Kermit production facility. The 3.0 million ton per year facility is located one mile west of the first Kermit facility, with sufficient and separate road access to enable efficient ingress and egress for the two facilities. Both Kermit facilities produce a single product, 100 mesh Permian PearlTM frac sand, and all volumes produced from the two facilities are mined from the same reserves. The reserve life for the Kermit complex is estimated to be approximately 17 years.

"The construction of our second Kermit facility was completed on time and under budget in December and we successfully delivered our first volumes from the facility," said Mr. Rasmus. "Combined with our customer-driven expansion project at Wyeville, our decision to expand production at our industry-leading and most efficient facilities in West Texas and Wisconsin, supported by contracts from new and existing E&P customers, reflects our strategy of partnering with operators to meet their individual needs. We furnish a differentiated service offering, including the ability to supply sand at the minegate or in-basin, which combined with our last mile capabilities deepens the value we provide to operators. We expect the Kermit complex to ramp quickly to reach its combined annual nameplate capacity of 6.0 million tons in March, supported by contracts with operators for approximately 85% of its capacity. Our previously announced expansion of the Wyeville facility is fully supported by customer commitments and is on schedule for completion in mid-first quarter of 2019."

Contract Update

The Partnership also announced new contracts with E&Ps for Northern White sand and PropStream services starting in the first quarter of 2019. The contracts executed with E&Ps to-date support approximately half of currently operating Northern White frac sand production capacity and commit additional PropStream systems and crews primarily in the Northeast with leading operators in the region. In addition, the Partnership announced the execution of pricing amendments to certain of its sand supply agreements supporting the Kermit complex.

"We are excited to deepen relationships with operators that value our reliability, safety record and integrated last mile services," Mr. Rasmus continued. "At the same time, we remain in active discussions with our customers, particularly around the fixed-prices defined in our in-basin sand agreements. While certain discussions are ongoing, we conservatively expect more than $100 million in EBITDA annually solely from frac sand sales from our Kermit complex, before any added contribution of our logistics services. The in-basin sand contract amendments were negotiated with a focus on trading value for value and further strengthening the long-term relationships we target with our operator customers. With this strategic orientation, and as a result of these negotiations, we have secured the use of additional PropStream crews and equipment, increased volume commitments and extended terms on the contracts."

Operational Update

In support of the expansion of its PropStream service, Hi-Crush recently completed successful field testing for the new FB Atlas top-fill conveyor system with an existing E&P customer in West Texas. This new technology utilizes hopper bottom trailers capable of delivering 27 tons of frac sand per truckload to the wellsite, greatly improving the efficiency of transportation through more tons per truckload, as well as quicker turnaround times at the wellsite. The FB Atlas is capable of unloading hopper bottom trailers in 10 minutes, faster than any other solution, and maximizing the number of round trips made to Hi-Crush’s terminals or Kermit facilities.

"Customer demand for our FB silos has been robust and feedback on these systems and our team’s execution has been tremendously positive," continued Mr. Rasmus. "Customers are increasingly focused on the last mile value proposition, and against this backdrop we have explored several ways in which we can utilize the new FB silo service offering to improve efficiencies and deliver further value to our customers. We believe our customer strategy, combined with our Mine. Move. Manage. operational strategy, is pivotal to long-term success in the frac sand and logistics sector. We are committed to fundamentally extending our business beyond the mine, including an increasing concentration on the logistics of frac sand, and serving customers through unique, value added solutions."

Distribution Update

The Partnership also announced the Board of Directors’ decision to suspend the quarterly distribution. Hi-Crush previously declared a quarterly cash distribution of $0.225 per unit on all common units, or $0.90 on an annualized basis, for the third quarter of 2018, which was paid in November 2018.

"As a result of the challenging conditions experienced in the fourth quarter, the Board of Directors made the decision to suspend the quarterly distribution, which reflects our commitment to financial discipline and maintaining a strong balance sheet," said Ms. Fulton. "Our balance sheet is well positioned for the challenges facing the industry, supported by our financial structure with no maintenance covenants and enhanced by the Board’s decision to further protect our capital position. With $114 million of cash as of year-end and no borrowings under our asset-backed facility, we have more than sufficient funding for our semi-annual interest payments, our 2019 maintenance capex and remaining growth capex from our 2018 expansion projects."

Outlook

"We continue to believe some of the market dynamics that coalesced in the fourth quarter are transitory," said Mr. Rasmus. "We anticipate improving activity in 2019 as E&Ps focus a larger share of their capital budgets on completions and additional takeaway capacity in the Permian Basin becomes available, but the pace of improvement remains uncertain. Supply and demand dynamics for frac sand should also improve as more capacity is shut down, construction of new in-basin supply slows, and demand fundamentals continue to strengthen. Overall, some headwinds may prove more persistent than previously anticipated, continuing the challenging environment for Northern White sand. Our customer-focused strategy to provide sand and last mile solutions to operators is benefiting demand for sand from our Northern White facilities, as evidenced by recent contracts signed with E&Ps, and we will continue to operate our production to efficiently meet those customers’ needs."

"We are proactively taking steps to control costs, including our decision in the third quarter to idle the Whitehall plant," continued Ms. Fulton. "We are focused on improving our cost structure from the mine to the last mile, and on establishing and deepening relationships with operators. Our balance sheet remains strong and our financial position and operational priorities are well-aligned to support success in 2019 and over the long-term."

About Hi-Crush

Hi-Crush is a fully integrated, strategic provider of proppant and logistics solutions to the North American petroleum industry. We own and operate multiple frac sand mining facilities and in-basin terminals, and provide mine-to-wellsite logistics services that optimize proppant supply to customers in all major basins. Our PropStream service, offering both container- and silo-based wellsite delivery and storage systems, provides the highest level of flexibility, safety and efficiency in managing the full scope and value of the proppant supply chain.  Visit HiCrush.com.

No Solicitation

This communication relates to the Conversion. This communication is for informational purposes only and does not constitute a solicitation of any vote or approval, in any jurisdiction, pursuant to the Conversion or otherwise.

Important Additional Information

In connection with the Conversion, the Partnership will file with the U.S. Securities and Exchange Commission ("SEC") a proxy statement. The Conversion will be submitted to Partnership’s unitholders for their consideration. The Partnership may also file other documents with the SEC regarding the Conversion. The definitive proxy statement will be sent to the unitholders of the Partnership. This document is not a substitute for the proxy statement that will be filed with the SEC or any other documents that the Partnership may file with the SEC or send to unitholders of the Partnership in connection with the Conversion. INVESTORS AND SECURITY HOLDERS OF THE PARTNERSHIP ARE URGED TO READ THE PROXY STATEMENT REGARDING THE CONVERSION WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CONVERSION AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of proxy statement (when available) and all other documents filed or that will be filed with the SEC by the Partnership through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by the Partnership will be made available free of charge on the Partnership’s website at www.hicrush.com, under the heading "Investors," or by directing a request to Investor Relations, Hi-Crush Partners LP, 1330 Post Oak Blvd., Suite 600, Houston, TX 77056, Tel. No. (713) 980-6270.

Participants in the Solicitation

The Partnership is managed and operated by the board of directors and executive officers of its general partner, Hi-Crush GP LLC (our "General Partner"). The Partnership, our General Partner and our General Partner’s directors and executive officers may be deemed to be participants in the solicitation of proxies in respect to the Conversion.

Information regarding our General Partner’s directors and executive officers is contained in the Partnership’s Annual Report on Form 10-K for the 2017 fiscal year filed with the SEC on February 20, 2018, and certain of its Current Reports on Form 8-K. You can obtain a free copy of these documents at the SEC’s website at http://www.sec.gov or by accessing the Partnership’s website at www.hicrush.com.

Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the Conversion by reading the proxy statement regarding the Conversion when it becomes available. You may obtain free copies of this document as described above.

Forward-Looking Statements and Cautionary Statements

The foregoing contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as "estimate," "project," "predict," "believe," "expect," "anticipate," "potential," "create," "intend," "could," "may," "foresee," "plan," "will," "guidance," "look," "outlook," "goal," "future," "assume," "forecast," "build," "focus," "work," "continue" or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the Conversion, descriptions of the post-Conversion company and its operations, transition plans, opportunities and anticipated future performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the expected timing and likelihood of completion of the Conversion, the occurrence of any event, change or other circumstances that could give rise to the abandonment of the proposed Conversion, the possibility that unitholders of the Partnership may not approve the Conversion, risks related to disruption of management time from ongoing business operations due to the Conversion, the risk that any announcements relating to the Conversion could have adverse effects on the market price of the Partnership’s common units, the risk that the Conversion and its announcement could have an adverse effect on the ability of the Partnership to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk the pending Conversion could distract management of the Partnership and that the Partnership will incur substantial costs, the risk that problems arise that may result in the post-Conversion company not operating as effectively and efficiently as expected, the risk that the post-Conversion company may be unable to achieve expected benefits of the Conversion or it may take longer than expected to achieve those benefits and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond the Partnership’s control, including those detailed in the Partnership’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at www.hicrush.com and on the SEC’s website at http://www.sec.gov. All forward-looking statements are based on assumptions that the Partnership believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Use of Non-GAAP Information

This release may include non-GAAP financial measures. Such non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. For additional disclosure regarding such non-GAAP measures, including reconciliations to their most directly comparable GAAP measure, please refer to Hi-Crush’s most recent earnings release at www.hicrush.com.

Investor contact:
Caldwell Bailey, Lead Investor Relations Analyst
Marc Silverberg, ICR
ir@hicrush.com
(713) 980-6270